                                  Exhibit 24.1

                                POWER OF ATTORNEY


        The undersigned, a Director and/or Officer of Western Wireless Corporation, a Washington corporation (the "Company"), does hereby constitute and appoint Alan R. Bender and John W. Stanton his true and lawful attorney and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned as such Director and/or Officer, a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, that includes a prospectus relating to an indeterminate number of shares of the Company's Class A Common Stock, no par value, an indeterminate principal amount of the Company's 10-1/2%Senior Subordinated Notes Due 2006 and an indeterminate principal amount of the Company's 10-1/2% Senior Subordinated Notes Due 2007, which may be sold by Goldman, Sachs & Co. in connection with market-making transactions, and to execute any and all amendments to such Registration Statement, whether filed prior or subsequent to the time such Registration Statement becomes effective. The undersigned hereby grants unto such attorneys and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of theses presents.


/s/  John W. Stanton                        Date:  October 30, 1997
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/s/  John L. Bunce, Jr.                     Date:  October 30, 1997
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/s/  Mitchell R. Cohen                      Date:  October 30, 1997
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/s/  Daniel J. Evans                        Date:  October 30, 1997
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/s/  Jonathan M. Nelson                     Date:  October 30, 1997
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/s/  Terence O'Toole                        Date:  November 5, 1997
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/s/  Donald Guthrie                         Date:  October 30, 1997
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/s/  Patricia Miller                        Date:  March 5, 1998
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